Exhibit 8.1

CN ENERGY GROUP. INC.

中北能源集团有限公司

LIST OF SUBSIDIARIES OF THE REGISTRANT

Name of Subsidiary	Jurisdiction of Incorporation or Organization
CN Energy USA Inc.	Delaware
CLEAN ENERGY HOLDINGS LIMITED	Hong Kong
MZ Mining International Co., Ltd	Hong Kong
Zhejiang CN Energy Technology Development Co., Ltd.	People’s Republic of China
Manzhouli CN Energy Industrial Co., Ltd.	People’s Republic of China
Manzhouli CN Energy Technology Co., Ltd.	People’s Republic of China
CN Energy Industrial Development Co., Ltd.	People’s Republic of China
Hangzhou Forasen Technology Co., Ltd.	People’s Republic of China
Greater Khingan Range Forasen Energy Technology Co., Ltd.	People’s Republic of China
Manzhouli Zhongxing Energy Technology Co., Ltd.	People’s Republic of China
Ningbo Nadoutong Trading Co., Ltd.	People’s Republic of China
Zhejiang CN Energy New Material Co., Ltd.	People’s Republic of China

Zhoushan Xinyue Trading Co., Ltd.	People’s Republic of China
Zhejiang Yongfeng New Material Technology Co., Ltd.	People’s Republic of China
MZ Pintai Mining (Zhejiang) Co., Ltd	People’s Republic of China
Yunnan Honghao Forestry Development Co., Ltd.	People’s Republic of China
Yunnan Yuemu Agriculture and Forestry Technology Co., Ltd	People’s Republic of China